Exhibit 10.07
MANAGEMENT CONSULTING AGREEMENT

THIS MANAGEMENT CONSULTING AGREEMENT is made this 6th day of January 2010, by and between Market Development Consulting Group, Inc. d/b/a MDC Group ("Consultant"), a Wisconsin corporation with registered agent at Lawdock 411 E. Wisconsin Avenue, Suite 2040, Milwaukee, WI, 53202-4497, and Neuralstem, Inc., (“Company), a Delaware corporation with principal executive offices located at 9700 Great Seneca Highway, Rockville, Maryland 20850.

WHEREAS, Consultant provides management consulting services; and

WHEREAS, Company wishes to retain Consultant to provide such services to the Company on the terms and conditions set forth herein.

NOW THEREFORE, for the mutual promises and other consideration described herein, the parties hereto agree as follows:

1.           Information to be furnished by Company.  Company shall furnish Consultant with current public information about the Company, including without limitation the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the Company's most recently completed fiscal year, its most recent Annual Report to Shareholders, its most recent Proxy Statement and any other periodic or current reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 since the dates of those documents, and shall also provide any other public information reasonably requested by Consultant ("Company Information").  Company shall not provide to Consultant any confidential or nonpublic information concerning the Company, and any and all information concerning the Company provided to the Consultant by Company shall be deemed non-confidential and public.

Company shall be responsible to assure Company Information accurately and fairly presents the financial condition and results of operations of the Company as of the dates indicated thereon.  Consultant shall have no liability for any misstatement or omission in the Company Information, and Company shall be obligated to indemnify and defend Consultant against any claim, action or proceeding brought by any party against Consultant asserting such third party has been injured as a result of any such misstatement or omission.

2.           Management Consulting Services. Consultant shall assist Company’s management in developing and executing its strategy on organization, operations and corporate communications.

3.           Term and Termination.  This Agreement shall become effective as of the date written above, and shall remain in effect until the close of business on December 31st, 2012 ("Expiration Date").  Thereafter, this Agreement automatically shall renew for successive one-year terms, unless either party provides the other with at least thirty (30) days advance written notice of non-renewal.  Upon any such expiration or non-renewal of this Agreement, the parties hereto shall have no further duty or obligations hereunder; provided that Company shall remain obligated to defend and indemnify Consultant as described in paragraph 1 of this Agreement and to make any payments of monthly retainer fees and reimbursable expenses pursuant to paragraph 4 and paragraph 5 which remain unpaid as of the effective date of expiration or non-renewal.

4.           Compensation for Services.

(a) Consulting Fee.  Throughout the term of this Agreement, Company shall pay to Consultant a monthly fee of US$20,000.00.  The parties hereto have agreed that for the first year of service the Consultant will accept payment in the form of 140,000 shares of the Company’s common stock in advance for the year. Concurrent with the issuance of the shares, the Company agrees to register the shares for resale.  In connection with the registration of the shares, the Company agrees to pay consultant a penalty of 1% additional shares per each additional 30 days in the event: (i) a registration statement covering the shares is not filed by March 21, 2009, and (ii) the registration statement covering the shares is not declared effective within 90 days of the filing date, provided that the penalty will cease upon such time as the shares can be sold pursuant to Rule 144.

Thereafter, said monthly fee shall be due and payable by Company in advance on the first business day of each calendar month (commencing January 3rd, 2011) throughout the term of the Agreement (the “Payment Date”).  Failure by Company to pay the monthly fee on any Payment Date shall entitle Consultant to cease providing services pursuant to this Agreement unless and until said payment (together with any applicable late payment fee or penalty) is tendered in full, in addition to any other rights or remedies Consultant may have under this Agreement, at law or in equity, on account of such late payment.  Payment of the monthly fee shall be made on each Payment Date pursuant to this agreement, without further notice or invoice by Federal Funds Wire to:

Financial Institution:	US Bank
Swift code:	USBKUS44IMT
ABA/Routing #	102000021
Company Name:	MDC Group
Account #	103655065334

Any payment made more than thirty (30) days after the Payment Date will be subject to an interest charge at the rate of 18% per year from the Payment Date until the date paid or, if less, the maximum legal rate permissible under applicable law.

(b) Common Stock Warrant. Concurrent with the execution of this Agreement, Company shall grant to the Consultant a common stock warrant (the “Warrant”) entitling the Consultant to purchase up to 400,000 shares of common stock of the Company at $1.70 per share.  The Warrant shall be fully exercisable immediately, shall expire on December 31, 2019, and shall be freely assignable in whole or in part by Consultant.  Concurrent with the issuance of the Warrant, the Company agrees to register the shares underlying the Warrant for resale.  In connection with the registration of the shares underlying the Warrant, the Company agrees to pay consultant a penalty of 1% additional warrants per each 30 days in the event: (i) a registration statement covering the shares is not filed by March 21, 2009, and (ii) the registration statement covering the shares is not declared effective within 90 days of filing.

On each anniversary of this Agreement, Company shall grant to the Consultant an additional common stock warrant (“Anniversary Warrant Grant”) (which together with the original Warrant shall be known as the “Warrants”), entitling the Consultant to purchase that number of shares of Company Common Stock which is equal to 1% of the sum of (a) the number of then outstanding shares of Company Common Stock, plus (b) the number of shares of Company Common Stock underlying then outstanding warrants, options and other derivative rights for the purchase of Company Common Stock which are at that time both immediately exercisable and in the money.  The exercise price of each such Anniversary Warrant shall be equal to the average closing price over the twenty consecutive trading days immediately preceding the Anniversary.  Each Warrant shall be fully exercisable immediately, shall have a term of ten years, and shall be freely assignable in whole or in part by Consultant. .  Concurrent with the issuance of the Anniversary Warrant Grant, the Company agrees to register the shares underlying the Anniversary Warrant Grant for resale.  In connection with the registration of the shares, the Company agrees to pay consultant a  penalty of 1% additional warrants per each 30 days in the event: (i) a registration statement covering the shares is not filed within 60 days from each  Anniversary Warrant Grant, and (ii) the registration statement covering the shares is not declared effective within 90 days from the filing date.

Concurrent with the execution of this Agreement and concurrent with the issuance of any Anniversary Warrant Grants, the parties shall prepare or cause to be prepared, execute and deliver to each other a mutually acceptable form of Common Stock Warrant Agreement representing the Company’s grant of all warrants described in the foregoing.  The agreement shall contain customary terms and conditions, including without limitation provisions for cashless exercise and one demand registration right for Consultant’s benefit which shall survive the Company’s commitment to register the shares as provided for herein.   The demand right shall require Company to prepare and file an appropriate registration statement with the Securities and Exchange Commission within ninety (90) days of receipt of notice of demand from Consultant, and shall require Company to exercise reasonable, good faith efforts to cause such registration statement to become effective with the Securities and Exchange Commission as soon as reasonably practicable after filing and to remain in effect for a reasonable period of time for Consultant to complete secondary market sales of the shares registered thereby.  Company shall have the right to postpone the filing of a registration statement for a period not to exceed thirty (30) days, which right Company shall be permitted to exercise only under circumstances customarily entitling issuers to postpone demand registrations, as mutually agreed upon between the parties and set forth in the agreement(s) referring to the Warrants.

Company shall have reserved from shares of its common stock held in treasury or from authorized and unissued shares of its common stock, or from a combination of the two, a sufficient number of shares of common stock to support the exercise of the Warrants in full, and prior to delivery of the Warrants, the Company shall have taken all steps necessary to assure that such shares, upon issuance in connection with the exercise of the relevant Warrant, will constitute duly authorized, fully-paid, non-assessable, validly issued and outstanding shares of common stock of Company.  Company also shall have taken all steps necessary to assure that the shares underlying the Warrants have been approved upon issuance for quotation or listing in the quotation system or on the stock exchange on or through which the Company’s common stock is traded.  Consultant understands that the Company’s common stock presently is quoted on the NYSE - AMEX. The Warrants shall survive the expiration or termination of this Agreement.

5.           Reimbursement for Expenses.  Company shall reimburse Consultant for reasonable out-of-pocket expenses incurred by Consultant in connection with performing services pursuant to this Agreement, including without limitation travel, meals, lodging, mobile telephone, and long distance telephone. Notwithstanding the forgoing, any individual expenses in excess of $2,000 or monthly expenses in the aggregate in excess of $5,000 must be pre-approved by the Company in writing or such expense may be disallowed.  The Company agrees to make reimbursement payments for out-of-pocket expenses upon receipt of Consultant's invoice.  Any reimbursement payments  owed but not made within forty five (45) days following the Company's receipt of invoice shall accrue interest from the invoice date at the rate of 18% per year, or, if less, the maximum rate permitted under applicable law.

6.           Consultant’s Representations and Warranties.  CONSULTANT MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE QUALITY OF SERVICES TO BE PROVIDED HEREUNDER OR ANY RESULTS TO BE ACHIEVED, AND HEREBY EXPRESSLY DISCLAIMS THE EXISTENCE OF ANY SUCH REPRESENTATIONS AND WARRANTIES, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.  CONSULTANT SHALL HAVE NO LIABILITY FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES SUFFERED BY COMPANY.  UNDER NO CIRCUMSTANCES SHALL CONSULTANT'S LIABILITY UNDER THIS AGREEMENT ARISING FROM ANY CAUSE WHATSOEVER, REGARDLESS OF THE FORM OF ACTION, EXCEED AN AMOUNT EQUAL TO ONE YEAR’S CONSULTING FEE PAID PURSUANT TO SECTION 4(a) OF THIS AGREEMENT.

7.           Company’s Representations and Warranties.  Company represents and warrants to Consultant that except as specifically provided for in the next paragraph, Company has all requisite corporate or other power and authority, and has taken all corporate or other actions necessary to authorize, the execution, delivery and performance by it of this Agreement.  This Agreement constitutes, and upon execution and delivery the Warrant will constitute, the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to the rights of creditors generally and for general principles of equity.

The Parties acknowledge that the issuance of the shares and the shares underlying the Warrant and Annual Warrant Grant may require shareholder approval pursuant to Section 711 of the AMEX Company Guide.  The Company shall submit a memorandum to the AMEX requesting clarification as to the need for shareholder approval within 3 days of the execution hereof.  In the event the Company receives notification that shareholder approval will be required, Consultant agrees to defer receipt of the shares and shares underlying the Warrant and Annual Warrant Grant until such time as shareholder approval is received.  In such event, the Company along with its Board of Directors agrees to submit a proposal with a positive reccomendation in favor of the approval of Consultants Consulting Fees and Warrant Grants as described herein to its shareholders at the Company’s next annual meeting and, in the event the proposal is not approved, the Company and Consultant will discuss a revised compensation package of equal value.

The Company further agrees that upon notice from the AMEX that shareholder approval is required and until such time as shareholder approval is secured, that it will pay Consultant’s Monthly Fee in cash pursuant to Paragraph 4.

8.           Miscellaneous  Neither party may assign its rights or duties under this Agreement without the express prior written consent of the other party, except that Consultant may assign to any other party, without Company's consent, its right to receive all or any portions of the Monthly Consulting Fee, Warrants and reimbursable expenses due and owing to it.

This Agreement contains the entire understanding of the parties with respect to the subject matter hereof.  The terms of this Agreement may be altered only by written agreement between the parties.  The failure of either party to object to or take affirmative action with respect to any conduct of the other which is in violation of the terms of this Agreement shall not be construed as a waiver of the violation or breach, or of any future similar violation or breach.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer as of the date first written above.

Neuralstem, Inc.	MDC Group
By:	By:
I. Richard Garr, President	David E. Castaneda, President

AMENDMENT NO.1
TO MANAGEMENT CONSULTING AGREEMENT

THIS AMENDMENT, is dated as of May 14, 2010 (this "Amendment'), between Neuralstem, Inc. (the "Company”) and Market Development Consulting Group, Inc.  ("Consultant").

WITNESSETH

WHEREAS, the parties hereto have heretofore entered into an Management Consulting Agreement, dated January 6, 2010 (the "Agreement"); and

WHEREAS, the Company and Consultant wish to amend the Agreement to revise certain definitions contained therein and to provide for additional compensation to Consultant;

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree to amend the Agreement as follows:

1.           Definitions; References; Continuation of Agreement. Unless otherwise specified herein, each term used herein that is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to “hereof," “'hereto," “hereunder,” “herein,” and “hereby” and each other similar reference, and each reference to “this Agreement" and each other similar reference, contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby. Except as amended hereby, all terms and provisions of the Agreement shall continue unmodified and remain in full force and effect.

2.           Definitions Revised.

a.	The term “Payment Date” as defined in Section 4(a) of the Agreement shall refer to the first business day of each calendar month (commencing April 1, 2011) throughout the term of the Agreement.

3.           Acknowledgment by Consultant.  Consultant acknowledges that the Company has paid all consulting fees due Consultant through March 31, 2011 under the Agreement.

4.            Additional Compensation.  As consideration for the Amendment, and as payment for additional services which may be requested of Consultant from time to time, the Company shall issue Consultant a warrant to purchase an additional 200,000 common shares (“Additional Warrant”).  The terms of the Additional Warrant shall be substantially the same as the terms of the Warrant except that the Company will be under no obligation to register the shares underlying the Additional Warrant.  The issuance of the Additional Warrant is not intended to change or modify any other compensation due Consultant under the Agreement.

5.           Required Approval.  As a condition precedent to the issuance of the Additional Warrant, the Company must receive: (i) approval from its board of directors or applicable committee, and (ii) obtain any required approval from the NYSE AMEX for the listing of the shares underlying the Additional Warrant.

6.           Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. in the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf”  format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf” signature page were an original thereof.

7.           Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Maryland.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date first above written.

NEURALSTEM, INC.

By:           _____________________________
Name:
Title:

MARKET DEVELOPMENT CONSULTING GROUP, INC.

By:           _____________________________
Name:
Title:

AMENDMENT NO.2
TO MANAGEMENT CONSULTING AGREEMENT

THIS AMENDMENT, is dated as of February 7, 2011 (this "Amendment'), between Neuralstem, Inc. (the "Company”) and Market Development Consulting Group, Inc.  ("Consultant").

WITNESSETH

WHEREAS, the parties hereto have heretofore entered into an Management Consulting Agreement, dated January 6, 2010 (the "Agreement") and subsequently amended on May 14, 2010; and

WHEREAS, the Company and Consultant wish to further amend the Agreement to provide for the payment of the annual consulting fee as provided in Section 4(a) of the Agreement via the issuance of the Company’s common shares;

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree to amend the Agreement as follows:

1.           Definitions; References; Continuation of Agreement. Unless otherwise specified herein, each term used herein that is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to “hereof," “'hereto," “hereunder,” “herein,” and “hereby” and each other similar reference, and each reference to “this Agreement" and each other similar reference, contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby. Except as amended hereby, all terms and provisions of the Agreement shall continue unmodified and remain in full force and effect.

2.           Payment of Consulting Fee’s in Common Shares.  Payment of the annual consulting fee of $240,000 ($20,000 per month for 12 months) for management and consulting services as provided for under Section 4(a) of the Agreement shall be payable in 120,000 common shares (“Shares”), deliverable on April 1, 2011.

3.           Required Approval.  As a condition precedent to the issuance of the Shares, the Company must receive: (i) approval from its board of directors or applicable committee, and (ii) obtain any required approval from the NYSE AMEX for the listing of the Shares.

6.           Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. in the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf”  format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf” signature page were an original thereof.

7.           Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Maryland.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date first above written.

NEURALSTEM, INC.

By:           _____________________________
Name:
Title:

MARKET DEVELOPMENT CONSULTING GROUP, INC.

By:           _____________________________
Name:
Title: